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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                      SUBSIDIARY NAME                                       JURISDICTION
                      ---------------                                       ------------
Ameri-Kart Corp.                                            Kansas
Listo Products, Ltd.                                        Yukon Territory
Buckhorn Inc.                                               Ohio
  -- Buckhorn Rubber Products Inc.                          Missouri
  -- Buckhorn of California, Inc.                           Ohio
  -- Buckhorn Canada, Inc.                                  Ontario, Canada
  -- Buckhorn LTD                                           United Kingdom
Eastern Tire Equipment & Supplies, Limited                  Quebec, Canada
Elrick Industries, Inc.                                     California
Grower Express Trucking Inc.                                Ohio
The James C. Heintz Company                                 Ohio
MICO, Inc.                                                  U.S. Virgin Islands
MYEcap Financial Corp.                                      Ohio
MYElin International Finance, SA                            France (Resident of Ireland)
Myers A.E., SA                                              France
  -- ATMP                                                   France
  -- SCI de la Plaine                                       France
  -- Holdiplast                                             France
  -- Allibert Equipement, SA                                France
     -- Allibert Equipement US Inc.                         Delaware
          -- AC Buckhorn LLC (50%)                          Missouri
            -- Allibert Industries Limitee                  Quebec, Canada
     -- Allibert Contenitori SpA                            Italy
     -- Allibert Contentores                                Portugal
     -- Sommer Allibert (UK) Ltd.                           UK
          -- Allibert Manutencion S.A.                      Spain
     -- Allibert Equipement Sprl                            Belgium
     -- Allibert Transport und Lagertechnik
            Verwaltungsgesellschaft GmbH                    Germany
     -- Allibert Transport und Lagertechnik
            GmbH & Co Kg                                    Germany
     -- Alligert Transport und Lagertechnik GmbH            Austria
Myers Industries International, Inc.                        Ohio
Myers Missouri, Inc.                                        Missouri
  -- AC Buckhorn LLC (50%)                                  Missouri
     -- Allibert Industries Limitee                         Quebec, Canada
Myers Systems, Inc.                                         Ohio
Myers Tire Supply (Canada) Limited                          Ontario, Canada
Myers Tire Supply Distribution, Inc.                        Ohio
Patch Rubber Company                                        North Carolina

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
                      SUBSIDIARY NAME                                       JURISDICTION
                      ---------------                                       ------------
Plastic Parts, Inc.                                         Kentucky
raaco International A/S                                     Denmark
  -- raaco Denmark A/S                                      Denmark
  -- Moderne Dansk Lagerindretning                          Denmark
  -- raaco Germany                                          Germany
  -- raaco Austria                                          Austria
  -- raaco France                                           France
  -- raaco Suisse                                           Switzerland
  -- raaco Great Britain                                    UK
  -- raaco Sweden                                           Sweden
  -- raaco Benelux B.V                                      Netherlands
Myers de El Salvador S.A. De C.V.                           El Salvador
  -- Orientadores Comerciales S.A.                          Guatemala
  -- Myers de Panama S.A.                                   Panama